INCREMENTAL FACILITY LOAN AGREEMENT (SERIES A)

                  INCREMENTAL FACILITY LOAN AGREEMENT dated as of May 27, 1999 between CANANDAIGUA BRANDS, INC., the Subsidiary Guarantors party hereto, the Incremental Facility Lenders party hereto and THE CHASE MANHATTAN BANK, as Administrative Agent.

                  Canandaigua Brands, Inc., the Subsidiary Guarantors named therein, the lenders named therein and The Chase Manhattan Bank, as Administrative Agent, are parties to a Second Amended and Restated Credit Agreement dated as of May 12, 1999, pursuant to which the First Amended and Restated Credit Agreement dated as of November 2, 1998 between said parties was further amended and restated (said First Amended and Restated Credit Agreement, as so further amended and restated, being herein called the "Credit Agreement"). Terms defined in the Credit Agreement are used herein as defined therein.

                  Pursuant to Section 2.01(c) of the Credit Agreement, the Borrower has requested the Lenders provide an aggregate amount of $200,000,000 of Incremental Facility Commitments, to be designated as "Series A Incremental Facility Commitments", providing for "Series A Incremental Facility Loans". The Incremental Facility Lenders signatory to this Agreement have agreed to enter into such Commitments and make such Loans on the terms set forth below and, accordingly, the parties hereto hereby agree as follows:

                  Section 1. Series A Incremental Facility Commitments. Each Incremental Facility Lender executing this Agreement hereby agrees, subject to the terms and conditions set forth in the Credit Agreement, to make a Series A Incremental Facility Loan to the Borrower on or before June 30, 1999, in an aggregate principal amount up to but not exceeding its Series A Incremental Facility Commitment as set forth on each Incremental Facility Lender's signature page hereto. Each Incremental Facility Lender's Series A Incremental Facility Commitments not utilized on or before June 30, 1999 shall terminate at 5:00 p.m., New York Time, on June 30, 1999.

                  Section 2. Repayment, Etc. The Borrower hereby acknowledges and confirms that it has agreed, pursuant to the Credit Agreement, to repay the principal of the Series A Incremental Facility Loans borrowed under the Credit Agreement when and as the same become due and payable as provided in the Credit Agreement. The Borrower agrees that the Applicable Rate on any Series A Incremental Facility Loan shall be the appropriate rates specified in the definition of Applicable Rate in Section 1.01 of the Credit Agreement.

                  Section 3. Miscellaneous. This Agreement shall be construed in accordance with and governed by the law of the State of New York. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart and sending the same by telecopier, mail messenger or courier to the Administrative Agent or counsel to the Administrative Agent. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                             CANANDAIGUA BRANDS, INC.


                                             By: /s/Thomas S. Summer
                                                 ---------------------
                                                   Title:Senior Vice President
                                                         and Chief Financial
                                                         Officer


                              SUBSIDIARY GUARANTORS

BATAVIA WINE CELLARS, INC.
CANANDAIGUA EUROPE LIMITED
CANANDAIGUA WINE COMPANY, INC
POLYPHENOLICS, INC.
ROBERTS TRADING CORP.


By /s/Thomas S. Summer
-----------------------
   Title: Treasurer

BARTON INCORPORATED
BARTON BRANDS, LTD.
BARTON BEERS, LTD.
BARTON BRANDS OF CALIFORNIA, INC.
BARTON BRANDS OF GEORGIA, INC.
BARTON DISTILLERS IMPORT CORP.
BARTON FINANCIAL CORPORATION
MONARCH IMPORT COMPANY
STEVENS POINT BEVERAGE CO.
THE VIKING DISTILLERY, INC.

By /s/Thomas S. Summer
-------------------------
   Title: Vice President

CANANDAIGUA LIMITED


By /s/Thomas S. Summer
   Title: Finance Director

CANANDAIGUA B.V.


By /s/Thomas S. Summer
   Title: Authorized Attorney

                                            LENDERS

       Commitment

         $61,500,000                        THE CHASE MANHATTAN BANK,
                                            individually and as Administrative
                                            Agent


                                            By /s/Bruce Borden
                                              Title: Vice President

                                            LENDERS

       Commitment

        $7,500,000                          FLEET NATIONAL BANK


                                            By /s/Martin K. Birmingham
                                              Title: Vice President

                                            LENDERS

       Commitment

        $7,500,000                          THE BANK OF NOVA SCOTIA


                                            By /s/J. Alan Edwards
                                              Title: Authorized Signatory

                                            LENDERS

       Commitment

        $5,000,000                          CREDIT SUISSE FIRST BOSTON


                                            By /s/Kristin Lepri
                                              Title: Associate


                                            By /s/Bill O'Daly
                                              Title: Vice President

                                            LENDERS

       Commitment

        $5,000,000                          COBANK, ACB


                                            By /s/Brian J. Klatt
                                              Title: Vice President

                                            LENDERS

       Commitment

        $5,000,000                          COMPAGNIE FINANCIERE DE CIC ET
                                            DE L'UNION EUROPEENNE


                                            By /s/Anthony Rock
                                              Title: Vice President


                                            By /s/Sean Mounier
                                              Title: First Vice President

                                            LENDERS

       Commitment

        $5,000,000                          CREDIT LYONNAIS, NEW YORK BRANCH


                                            By /s/Vladimir Labun
                                              Title: First Vice President -
                                                     Manager

                                            LENDERS

       Commitment

        $5,000,000                          KEY BANK NATIONAL ASSOCIATION


                                            By /s/Lawrence A. Mack
                                              Title: Senior Vice President

                                            LENDERS

       Commitment

        $5,000,000                          MANUFACTURERS AND TRADERS TRUST
                                              COMPANY


                                            By /s/Philip M. Smith
                                              Title: Regional Vice President

                                            LENDERS

       Commitment

        $5,000,000                          NATIONSBANK, N.A.


                                            By /s/Kathryn W. Robinson
                                              Title: Senior Vice President

                                            LENDERS

       Commitment

        $5,000,000                          SUNTRUST BANK, ATLANTA


                                            By /s/Robert V. Hoenycutt
                                              Title: Vice President

                                            LENDERS

       Commitment

        $4,000,000                          THE BANK OF NEW YORK


                                            By /s/Thomas C. McCrohan
                                              Title: Vice President

                                            LENDERS

       Commitment

        $4,000,000                          HARRIS TRUST AND SAVINGS BANK


                                            By /s/Edwin A. Adams
                                              Title: Vice President

                                            LENDERS

       Commitment

        $4,000,000                          IMPERIAL BANK


                                            By /s/Ray Vadalma
                                              Title: Senior Vice President

                                            LENDERS

       Commitment

        $4,000,000                          COOPERATIEVE CENTRALE RAIFFEISEN-
                                              BOERELEENBANK B.A. "RABOBANK
                                              NEDERLAND", NEW YORK BRANCH


                                            By /s/Caroline M. Hastings
                                              Title: Vice President


                                            By /s/Pieter Kodde
                                              Title: Senior Vice President

                                            LENDERS

       Commitment

        $4,000,000                          WELLS FARGO, NATIONAL ASSOCIATION


                                            By /s/Tracey A. Hanson
                                              Title: Vice President

                                            LENDERS

       Commitment

        $5,000,000                          MERRILL LYNCH SENIOR FLOATING
                                              RATE FUND, INC.


                                            By /s/George D. Pelose
                                              Title: Authorized Signatory

                                            LENDERS

       Commitment

        $7,000,000                          KZH IV LLC


                                            By /s/Virginia Conway
                                              Title: Authorized Agent

                                            LENDERS

       Commitment

        $7,000,000                          HIGHLAND CAPITAL MANAGEMENT, L.P.


                                            By
                                              Title:

                                            LENDERS

       Commitment

        $2,000,000                          ARCHIMEDES FUNDING, L.L.C.,
                                            by: ING Capital Advisors, Inc.,
                                            as Collateral Manager


                                            By /s/Michael J. Campbell
                                              Title: Senior Vice President

                                            LENDERS

       Commitment

        $5,000,000                          KZH-ING-2 LLC


                                            By /s/Virginia Conway
                                              Title: Authorized Agent

                                     LENDERS

       Commitment

        $7,000,000                          METROPOLITAN LIFE INSURANCE COMPANY



                                            By /s/James R. Dingler
                                              Title: Director

                                            LENDERS

       Commitment

        $7,000,000                          OAK HILL SECURITIES FUND, L.P.

                                            By: Oak Hill Securities GenPar, L.P.
                                                its General Partner

                                             By:  Oak Hill Securities MGP, Inc.
                                                  its General Partner



                                            By /s/ Scott D. Krase
                                              Title: Vice President

                                            LENDERS

       Commitment

        $3,500,000                          PILGRIM PRIME RATE TRUST

                                            By:  Pilgrim Investments, Inc.
                                                 as its investment manager


                                            By /s/Charles E. LeMieux, CFA
                                              Title: Assistant Vice President

                                            LENDERS

       Commitment

        $7,000,000                          STANFIELD CAPITAL


                                            By
                                              Title:

                                            LENDERS

       Commitment

        $7,000,000                          KZH APPALOOSA LLC


                                            By /s/Virginia Conway
                                              Title: Authorized Agent

                                            LENDERS

       Commitment

        $5,000,000                          GALAXY CLO 1999-1, LTD.


                                            By /s/Steve B. Staver
                                              Title: Authorized Agent

                                            LENDERS

       Commitment

        $5,000,000                          JACKSON NATIONAL LIFE
                                            INSURANCE COMPANY (PPM)

                                            By:  PPM America, Inc., as
                                                 Attorney-in-fact, on behalf of
                                                 Jackson National Life Insurance
                                                 Company


                                            By /s/Michael King
                                              Title: Vice President

                                            LENDERS

       Commitment

        $5,000,000                          KZH STERLING LLC


                                            By /s/Virginia Conway
                                              Title: Authorized Agent

                                            LENDERS

       Commitment

        $5,000,000                          MORGAN STANLEY DEAN WITTER
                                            PRIME INCOME TRUST


                                            By /s/Peter Gewirtz
                                              Title: Authorized Signatory